Exhibit 20.1

                         MONTHLY SERVICER'S CERTIFICATE
                        First National Bank of Commerce
                            New Orleans, Louisiana
                       First NBC Credit Card Master Trust
                                 Series 1997-1

                       For the 10/8/97 Determination Date
                           For the 2nd Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the
"Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as
Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered.
    This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable
    Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is October 8, 1997, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $128,630,106.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,890,954.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $114,739,152.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $830,958,032.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum
    Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $530,958,032.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
    Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                              Total Trust
   ==================================================       =================
    Beginning Aggregate Principal Receivables                  829,776,023
    Beginning Excess Funding Account Balance                             -
    Beginning Total Principal Balance                          829,776,023
    Collections of Finance Charge Receivables                   13,890,954
    Discount Percentage                                                  -
    Discount Option Receivables Collections                              -
    Net Recoveries                                                       -
    Total  Collections of Finance Charge Receivables            13,890,954
    Total Collections of Principal Receivables                 114,739,152
    Net Default Amount                                           3,240,053
    Minimum Aggregate Principal Receivables Balance            300,000,000
    Ending Aggregate Principal Receivables                     830,958,032
    Ending Excess Funding Account Balance                                -
    Ending Total Principal Balance                             830,958,032

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

(b) Series Allocations                                         Series 1997-1     All Series
   ==================================================       ==================================
    Group Number                                                         1
    Investor Interest                                          300,000,000       300,000,000
    Adjusted Investor Interest                                 300,000,000       300,000,000
    Principal Funding Account Balance                                    -                 -
    Minimum Transferor Interest                                 58,167,062        58,167,062


(c) Group I Allocations                                        Series 1997-1    Total Group I
   ==================================================       ==================================
    Investor Finance Charge Collections                          5,022,181         5,022,181

    Investor Monthly Interest                                    1,542,727         1,542,727
    Investor Monthly Fees (Servicing Fee)                          500,000           500,000
    Investor Default Amounts                                     1,171,420         1,171,420
    Investor Additional Amounts                                          -                 -
    Total                                                        3,214,147         3,214,147

    Reallocated Investor Finance Charge Collections              5,022,181         5,022,181
    Available Excess                                             1,808,034         1,808,034

<CAPTION.

 12 Series 1997-1 Certificates
                                             Series 1997-1     Total Investor    Transferor's
(a) Investor/Transferor Allocations           Allocations         Interest         Interest
==============================================================================================
    Beginning Investor/Transferor Amounts     829,776,023        300,000,000      529,776,023
    Beginning Adjusted Investor Interest      829,776,023        300,000,000      529,776,023
    Floating Investor Percentage               100.00000%          36.15433%        63.84567%
    Fixed Investor Percentage                         -                 -                 -
    Collections of Finance Chg. Receivables    13,890,954          5,022,181        8,868,773
    Collections of Principal Receivables      114,739,152         41,483,172       73,255,980
    Net Default Amount                          3,240,053          1,171,420        2,068,633

    Ending Investor/Transferor Amounts        830,958,032        300,000,000      530,958,032


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)


                                                                             Collateral
(b) Monthly Period Funding Requirements        Class A        Class B         Interest        Total
========================================================================================================
    Principal Funding Account                     -              -                -             -
    Principal Funding Investment Proceeds         -              -                -             -
    Withdrawal from Reserve Account               -              -                -             -
    Available Reserve Account Amount              -              -                -             -
    Required Reserve Account Amount               -              -                -             -

    Coupon September 15 - October 14           6.15000%       6.35000%        6.25625%       6.17091%
    Floating Investor Percentage              31.27350%       2.53080%        2.35003%      36.15433%
    Fixed Investor Percentage                     -              -                -             -
    Investor Monthly Interest                1,329,938        111,125         101,664      1,542,727
    Overdue Monthly Interest                      -              -                -             -
    Additional Interest                           -              -                -             -
            Total Interest Due               1,329,938        111,125         101,664      1,542,727
    Investor Default Amounts                 1,013,278         82,000          76,142      1,171,420
    Investor Monthly Fees                      432,500         35,000          32,500        500,000
    Investor Additional Amounts                   -              -                -             -
            Total Due                        2,775,716        228,125         210,306      3,214,147


(c) Certificates - Balances                                                 Collateral
    and Distributions                        Class A        Class B          Interest       Total
========================================================================================================
    Beginning Investor Interest            259,500,000     21,000,000      19,500,000    300,000,000
    Monthly Principal-Prin.
      Funding Account                             -              -                -             -
    Principal Payments                            -              -                -             -
    Interest Payments                        1,329,938        111,125         101,664      1,542,727
    Total Payments                           1,329,938        111,125         101,664      1,542,727
    Ending Investor Interest               259,500,000     21,000,000      19,500,000    300,000,000


(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                 -
    4.  Amount of Payment in respect of Class A Additional Interest                      -
    5.  Amount of Payment in respect of Class A Principal                                -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                     -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
        principal amount                                                                 -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs               -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
        original principal amount                                                        -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class A Certificates exceeds the Class A Adjusted Investor Interest
        after giving effect to all transactions on such Distribution Date                -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                 -
    4.  Amount of Payment in respect of Class B Additional Interest                      -
    5.  Amount of Payment in respect of Class B Principal                                -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                     -
    3.  Total amount reimbursed in respect of reductions of Class B Investor
        Interest                                                                         -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest
        per $1,000 original certificate principal amount                                 -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class B Certificates exceeds the Class B Investor Interest after giving
        effect to all transactions on such Distribution Date                             -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.213540
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.213540
    3.  Amount of distribution in respect of Collateral Overdue Interest                 -
    4.  Amount of distribution in respect of Collateral Monthly Principal                -

(i) Amount of reductions in Collateral Interest pursuant to clauses
    (c), (d) and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                      -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest          -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,344,187

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                            -
         c.  Class A Additional Interest                                                 -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,013,278

         f.   Excess Spread                                                         1,568,471

    2.  Class B Available Funds                                                       351,552

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                            -
         c.  Class B Additional Interest                                                 -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            205,427

    3.  Collateral Holder Available Funds                                             326,442

         a.  Excess Spread                                                            326,442

    4.  Total Excess Spread                                                         2,100,340
Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections
    Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    2,100,340
     2.  Excess Finance Charge Collections                                               -
     3.  Applied to fund Class A Required Amount                                         -
     4.  Unreimbursed Class A Investor Charge-Offs                                       -
     5.  Applied to fund Class B Required Amount                                       82,000
     6.  Reductions of Class B Investor Interest treated as Available
         Principal Collections                                                           -
     7.  Applied to Collateral Monthly Interest and unpaid
         Collateral Monthly Interest                                                  101,664
     8.  Applied to Collateral Interest Servicing Fee and any
         overdue Collateral Interest Servicing Fee                                     32,500
     9.  Collateral Investor Default Amount treated as
         Available Principal Collections                                               76,142
    10.  Reductions of Collateral Interest treated as
         Available Principal Collections                                                  -
    11.  Deposit to Reserve Account (if required)                                         -
    12.  Applied to other amounts owed to Collateral Interest Holder                      -
    13.  Balance to constitute Excess Finance Charge Collections
         for other series                                                           1,808,034

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 16,039,547
    2.  60-89 days                                                                  9,164,643
    3.  90 days and over                                                           13,823,757
    4.  Total 30+ days delinquent                                                  39,027,947

(b) Base Rate
         a.  Current Monthly Period                                                   8.17100%
         b.  Prior Monthly Period                                                     8.16900%
         c.  Second Prior Monthly Period                                                  -
(c) Three Month Average Base Rate                                                     8.17000%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  15.40304%
         b.  Prior Monthly Period                                                    15.93157%
         c.  Second Prior Monthly Period                                                 -
(e) Three Month Average Portfolio Yield                                              15.66731%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   7.23204%
         b.  Prior Monthly Period                                                     7.76257%
         c.  Second Prior Monthly Period                                                 -
(g) Three Month Average Excess Spread Percentage                                      7.49731%

(h) Monthly Payment Rate (total collections/beginning aggregate
    principal receivables)                                                           15.50179%
(i) Portfolio Adjusted Yield                                                          6.73204%


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 8th day of October, 1997.

                                First National Bank of Commerce, as Servicer

                                By:  /s/ Anne M. Lacourrege
                                Name:  Anne M. Lacourrege
                                Title:  Vice President